Exhibit 10.4

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT is made effective as of March 23, 2026 (the “Amendment”), by and among ENERGY RESOURCES 12 OPERATING COMPANY, LLC, a Delaware limited liability company (“Energy 12 Operating”) and ENERGY RESOURCES 12, L.P., a Delaware limited partnership (“Energy 12 LP”; Energy 12 Operating and Energy 12 LP are jointly, severally and collectively referred to herein as the “Borrowers” and each individually as a “Borrower”), ENERGY RESOURCES 12 GP, LLC, a Delaware limited liability company (“the “Guarantor”), and BANCFIRST, an Oklahoma chartered bank (the “Lender”).

W I T N E S S E T H:

WHEREAS, on May 2, 2024, Borrowers and Lender entered into that certain Credit Agreement (the “Original Agreement”) which such Credit Agreement was modified by that certain Loan Modification Agreement dated as of August 8, 2025 (the “First LMA”: the Original Agreement as modified by the First LMA is referred to herein as the “Existing Agreement”),

WHEREAS, the Existing Agreement provides a $20,000,000.00 line of credit to Borrowers evidenced, in part, by a promissory note with a stated like amount dated effective as of May 2, 2024 (as modified by the First LMA, the “Existing Note”); and

WHEREAS, Borrowers and Lenders desire to amend the Existing Credit Agreement as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Existing Credit Agreement, in consideration of the loans and other extensions of credit which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

Section 1.1         Terms Defined in the Existing Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Existing Credit Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2         Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this Second Amendment to Credit Agreement.

“Amendment Documents” means this Amendment, any amendments to existing security documents deemed necessary by Administrative Agent and all other Loan Documents executed and delivered in connection herewith.

“Credit Agreement” means the Existing Credit Agreement as amended hereby.

ARTICLE II.

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Section 2.1.         Amendment to Article VIII of the Existing Credit Agreement.

(a)    A new covenant shall be added to Article VIII of the Existing Agreement as Section 8.19 to be captioned “Required Swap Agreements” and which will state the following:

8.19         Required Swap Agreements. Subject to Section 9.21 below: (i) Borrowers shall enter into Swap Agreements with an Approved Counterparty of at least 50% of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties of the Borrowers (or more current reports of production approved by Agent) but no more than 85% of such projected volumes for periods of up to, but not in excess of 24 months, if the aggregate Revolving Exposure of all Lenders is greater than 30% of the PV9 (calculated on a roll forward basis); (ii) Borrowers shall enter into Swap Agreements with an Approved Counterparty of at least 50% of its current volumes of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties of the Borrowers for periods of up to, but not in excess of 12 months, if the aggregate Revolving Exposure of all Lenders is less than or equal to 30% but greater than 20% of the PV9 (calculated on a roll forward basis); and (iii) Borrowers, in their discretion, may enter into Swap Agreements with an Approved Counterparty if the aggregate Revolving Exposure of all Lenders is less than or equal to 20% of the PV9 (calculated on a roll forward basis). For the purposes hereof, the roll forward PV9 shall be determined by Agent in accordance with the procedures set forth in Section 2.06 above.

(b)    A new negative covenant shall be added to Article IX of the Existing Agreement as Section 9.21 to be captioned “Swap Agreements” and which will state the following:

9.21         Swap Agreements. The Borrowers will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than Swap Agreements in respect of commodities (i) with an Approved Counterparty and (ii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, 85% of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately and/or 100% of production in regard to prepaid commodity puts or floors. In no event shall any Swap Agreement to which a Borrower or any Subsidiary is a party contain any requirement, agreement or covenant for the Borrowers or any Subsidiary to post cash or other collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures. Further, without the prior written consent of the Lender, the Borrowers will not, and will not permit any Subsidiary to, (1) assign, terminate or unwind any Swap Agreement, or (2) sell any Swap Agreement, in any case now existing or hereafter arising, which has been or will be incorporated into the determination of the Borrowing Base, as reasonably determined by the Lender.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

Section 3.1         Effective Date. This Amendment shall become effective as of the date first above written when and only when:

(a)         Amendment Documents. Administrative Agent shall have received duly executed and delivered counterparts of each Amendment Document (i) in form, substance and date satisfactory to Lenders and (ii) in such numbers as Administrative Agent or its counsel may reasonably request.

(b)         Collateral Matters. Borrower shall have executed and delivered an amendment to any Loan Document including, additional mortgages or deeds of trust, deemed necessary by Lenders.

(c)        Officer’s Certificate. Administrative Agent shall have received a certificate of the manager or other responsible officer of Borrower certifying as of the date of this Amendment (i) that there have been no changes to its organizational documents since the Closing Date, (ii) the resolutions of Borrower approving this Amendment, the other Amendment Documents and the related transactions, and (iii) the signature and incumbency certificates of the officers of Borrower (which certification may, if applicable, be by reference to previously delivered incumbency certificates).

(d)         Existence & Good Standing Certificates. Borrower shall be in existence and in good standing with the State of Oklahoma.

(e)         Completion of Proceedings. All partnership, limited liability company, corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to Administrative Agent.

(f)         Other Documentation. Administrative Agent shall have received all documents and instruments which Administrative Agent has then reasonably requested, in addition to those described in this Section 3.1. All such additional documents and instruments shall be reasonably satisfactory to Administrative Agent in form, substance and date.

(g)         No Default. No event shall have occurred and be continuing that would constitute an Event of Default or a Default.

(h)         Loan Fee. Administrative Agent and Lenders shall have received any loan fees due pursuant to the terms of the Existing Credit Agreement or any fee letter or other understanding.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1         Representations and Warranties of Borrower. In order to induce Administrative Agent and Lenders to enter into this Amendment, Borrower represents and warrants that:

(a)         All representations and warranties made by it in any Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of time of the effectiveness hereof as if such representations and warranties had been made as of the time of the effectiveness hereof (except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such specific date).

(b)         It has duly taken all limited liability company action necessary to authorize the execution and delivery by it of the Amendment Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.

(c)         The execution and delivery by it of the Amendment Documents to which it is a party, the performance by it of its obligations under such Amendment Documents, and the consummation of the transactions contemplated by such Amendment Documents, do not and will not (a) conflict with, violate or result in a breach of any provision of (i), to its knowledge, any Law, (ii) its organizational documents, or (iii) any material agreement, judgment, license, order or permit applicable to or binding upon it, (b) result in the acceleration of any indebtedness owed by it, or (c) result in or require the creation of any lien upon any of its assets or properties except as expressly contemplated or permitted in the Loan Documents. Except (x) as expressly contemplated in the Amendment Documents and (y) such as have been obtained or made and are in full force and effect, to its knowledge, no permit, consent, approval, authorization or order of, and no notice to or filing with, any governmental authority or third party is required on the part of or in its respect in connection with the execution, delivery or performance by it of any Amendment Document or to consummate any transactions contemplated by the Amendment Documents.

(d)         This Amendment is, and the other Amendment Documents when duly executed and delivered will be, legal, valid and binding obligations of it, enforceable against it in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights and by general principles of equity.

ARTICLE V.

MISCELLANEOUS

Section 5.1        Ratification of Agreements. The Existing Credit Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Loan Agreement in any Loan Document shall be deemed to be a reference to the Existing Credit Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Administrative Agent or Lenders under the Loan Agreement, the Note, or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement, the Note or any other Loan Document.

Section 5.2       Waiver and Release. In consideration of the amendments contained herein, Borrower hereby waives and releases the Administrative Agent and Lenders from any and all claims and defenses, known or unknown, with respect to the Existing Credit Agreement and the other Loan Documents and the transactions contemplated thereby. Borrower agrees to execute and deliver all documents and instruments requested by Administrative Agent in connection with the subject matter hereof, which shall be reasonably satisfactory to Administrative Agent in form, substance and date and each such document or instrument is a Loan Document.

Section 5.3        Survival of Agreements. All of Borrower’s various representations, warranties, covenants and agreements in the Amendment Documents shall survive the execution and delivery thereof and the performance thereof, including the making or granting of the Loans and the delivery of the other Loan Documents, and shall further survive until all of the Indebtedness is paid in full to Lenders and all of Lenders’ obligations to Borrower are terminated.

Section 5.4         Fees and Expenses. The Borrower hereby agrees to pay all reasonable attorney fees and legal expenses incurred by Administrative Agent and Lenders in preparation, execution and implementation of this Amendment.

Section 5.5         Loan Documents. The Amendment Documents are each a Loan Document, and all provisions in the Existing Credit Agreement pertaining to Loan Documents apply thereto.

Section 5.6         Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Oklahoma.

Section 5.7         Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. The Amendment Documents may be validly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER AMENDMENT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:         ENERGY RESOURCES 12 OPERATING COMPANY, LLC, a Delaware limited liability company

By: ENERGY RESOURCES 12, L.P., a Delaware limited partnership

Title: Sole Member

By:         ENERGY RESOURCES 12 GP, LLC, a Delaware limited liability company

Title:         General Partner

By:          /s/ David McKenney

David McKenney, Manager/Chief Financial Officer

ENERGY RESOURCES 12, L.P.

By:         ENERGY RESOURCES 12 GP, LLC, a Delaware limited liability company

Title:         General Partner

By:         /s/ David McKenney

David McKenney, Manager/Chief Financial Officer

GUARANTOR:         ENERGY RESOURCES 12 GP, LLC, a Delaware limited liability company

By:         /s/ David McKenney

David McKenney, Manager/Chief Financial Officer

LENDER:         BANCFIRST, an Oklahoma banking corporation

By:         /s/ Heather Healey Whiteside

Heather Healey Whiteside, Senior Vice President